AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                              Dated as of [o], 2000

                                      among

                          WINSTAR COMMUNICATIONS, INC.

                   WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                         WCAS INFORMATION PARTNERS, L.P.

                                       and

                         THE INDIVIDUAL INVESTORS LISTED
                          ON THE SIGNATURE PAGES HEREOF

                                TABLE OF CONTENTS
                             ----------------------

                                                                       PAGE

                                    ARTICLE 1
                                  DEFINITIONS
SECTION 1.01.  Definitions..............................................1

                                    ARTICLE 2
                RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER
SECTION 2.01.  General Restrictions.....................................5
SECTION 2.02.  Agreement to Be Bound....................................5
SECTION 2.03.  Legends..................................................6

                                    ARTICLE 3
                              REGISTRATION RIGHTS
SECTION 3.01.  Definitions..............................................7
SECTION 3.02.  Demand Registration Rights...............................8
SECTION 3.03.  Piggy-Back Registration Rights..........................11
SECTION 3.04.  Registration Procedures.................................13
SECTION 3.05.  Participation in Underwritten Registrations.............16
SECTION 3.06.  Holdback Agreements.....................................16
SECTION 3.07.  Indemnification.........................................16
SECTION 3.08.  Shelf Registration......................................20

                                    ARTICLE 4
                        CORPORATE GOVERNANCE; COVENANTS
SECTION 4.01.  Board of Directors......................................21
SECTION 4.02.  Financial Information...................................23

                                    ARTICLE 5
                                   STANDSTILL
SECTION 5.01.  Definitions.............................................23
SECTION 5.02.  Acquisition of Voting Securities........................24
SECTION 5.03.  Certain Actions.........................................24

                                    ARTICLE 6
                                 MISCELLANEOUS
SECTION 6.01.  Headings................................................25
SECTION 6.02.  No Inconsistent Agreements..............................25
SECTION 6.03.  Entire Agreement........................................26

                                                                     PAGE

SECTION 6.04.  Notices.................................................26
SECTION 6.05.  Applicable Law; Submission to Jurisdiction..............26
SECTION 6.06.  Severability............................................27
SECTION 6.07.  Successors, Assigns, Transferees........................27
SECTION 6.08.  Amendments; Waivers.....................................27
SECTION 6.09.  Counterparts............................................27
SECTION 6.10.  Recapitalization, etc...................................27
SECTION 6.11.  Remedies................................................28
SECTION 6.12.  Fees and Expenses.......................................28
SECTION 6.13.  Reasonable Best Efforts.................................28

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of [o], 2000 (this "Agreement"), amending and restating the Shareholders Agreement dated as of February 1, 2000, as amended, by and among Winstar Communications, Inc., a Delaware corporation (the "Issuer"), Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership ("WCAS VIII"), WCAS Information Partners, L.P., a Delaware limited partnership ("WCAS IP"), and each of the individual investors and trusts listed on the signature pages hereof ("WCAS Individual Investors" and together with WCAS VIII and WCAS IP, the "WCAS Entities"). Each of the parties to this Agreement (other than the Issuer) and any other Person who, pursuant to the terms hereof, shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Holder".

         WHEREAS, the parties hereto are among the parties to (i) a Securities Purchase Agreement dated as of December 15, 1999 (as amended from time to time, the "Series G Subscription Agreement") pursuant to which the Holders purchased Series G Shares (as defined below) from the Issuer and (ii) a Securities Purchase Agreement dated as of November 7, 2000 (as amended from time to time, the "Series H Subscription Agreement") pursuant to which the Holders purchased Series H Shares (as defined below) and Warrants (as defined below) from the Issuer; and

         WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to the capital stock of the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer following the date hereof.

         NOW, THEREFORE, the parties hereto agree as follows:

                                            ARTICLE 1
                                           DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that, for purposes of this Agreement, (i) the Issuer shall not be treated as an Affiliate of any Holder or its Affiliates, (ii) a Holder and its Affiliates shall not be treated as Affiliates of the Issuer or its Affiliates or as Affiliates of any other Holder or such Holder's Affiliates solely by reason of its ownership interest in the Issuer and (iii) any portfolio company of a Holder shall not be treated as an Affiliate of such Holder. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "beneficial ownership" and "beneficially own" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

         "Board of Directors" means the Board of Directors of the Issuer.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Commission" means the Securities and Exchange Commission or any successor commission or agency having similar powers.

         "Common Shares" means shares of the common stock of the Issuer, par value $0.01 per share.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fully-Diluted Basis" means to take into account all outstanding Common Shares and all shares issuable in respect of stock appreciation rights or options, warrants and other rights to purchase or subscribe for Common Shares or securities convertible into or exchangeable for Common Shares.

         "group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act.

         "Initial Series G Holdings" means, with respect to any Person, the number of Common Shares that would be received upon conversion of the Series G Shares issued to such Person pursuant to the Series G Subscription Agreement.

         "Initial Series H Holdings" means, with respect to any Person, the number of Common Shares that would be received upon conversion of the Series H Shares (i) purchased by such Person pursuant to the Series H Subscription Agreement (other than any such Series H Shares that are transferred to an Affiliate of such Person within 60 days from the date hereof) or (ii) transferred to such Person within 60 days from the date hereof by an Affiliate of such Person that purchased Series H Shares pursuant to the Series H Subscription Agreement.

         "Permitted Transferee" means:

                    (i) with respect to any WCAS Entity, (u) any Affiliate of such WCAS Entity, (v) any general or limited partner of such WCAS Entity (a "Partner"), (w) any funds managed by such WCAS Entity, (x) any officer, general partner, director or limited partner of such WCAS Entity or Partner (collectively, "Associates"), (y) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Associate and (z) a trust, corporation, partnership or other entity substantially all the economic interests of which are held by or for the benefit of such WCAS Entity or any of its Affiliates, Partners, Associates, and any of their spouses or children (whether by birth or adoption);

                    (ii) with respect to any other Holder, any Affiliate of such Holder; and

                    (iii) with respect to any other Holder that is an individual, (x) the spouse, children (whether by birth or adoption), grandparents, grandchildren, aunts, uncles, nieces and nephews of such Holder, (y) a Person to whom Shares are Transferred by such Holder by will or the laws of descent and distribution and (z) a trust established for the exclusive benefit of such Holder or any of the Persons referred to in clause (x).

         "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization.

         "Public Offering" means any underwritten public offering of equity securities of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

         "Rouhana Letter Agreement" means a letter agreement dated as of the date hereof among William Rouhana, Jr., Microsoft Corporation, WCAS VIII and Credit Suisse First Boston Equity Partners, L.P.

         "Series G Shares" means shares of Series G Senior Cumulative Participating Convertible Preferred Stock, par value $0.01 per share, of the Issuer.

         "Series H Shares" means shares of Series H Senior Cumulative Participating Convertible Preferred Stock, par value $0.01 per share, of the Issuer.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shares" means the Common Shares, the Series G Shares, the Series H Shares and the Warrants.

         "Subsidiary" means any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Issuer.

         "Transaction Agreements" means this Agreement, the Series G Subscription Agreement, the Series H Subscription Agreement, the Warrants and the Rouhana Letter Agreement.

         "Transfer" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such security or any interest therein or any agreement or commitment to do any of the foregoing.

         "Warrants" means the Warrants to purchase Common Shares granted pursuant to the Series H Subscription Agreement.

          (b) Each of the following terms is defined in the Section set forth opposite such term:


                  Term                                       Section
                  ----                                       -------
        Acquisition Proposal                                   5.01
        Daily Price                                            5.01
        Disadvantageous Condition                            3.02(a)
        Holder                                               Preamble
        Indemnified Party                                    3.07(c)
        Indemnifying Party                                   3.07(c)
        Inspectors                                           3.04(h)
        Issuer                                               Preamble
        Majority Requesting Holders                          3.02(a)
        Market Price Per Common Share                          5.01
        Maximum Offering Size                                3.02(b)
        Piggyback Holders                                      3.01
        Records                                              3.04(h)
        Registering Holders                                    3.01
        Registrable Common Shares                              3.01
        Registration Expenses                                  3.01
        Requesting Holder                                      3.01
        Rule 144                                             2.01(a)

        Series G Subscription Agreement                      Recitals
        Series H Subscription Agreement                      Recitals
        Voting Securities                                      5.01
        WCAS Entities                                        Preamble
        WCAS Individual Investors                            Preamble
        WCAS IP                                              Preamble
        WCAS VIII                                            Preamble



                                    ARTICLE 2
                 RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

         SECTION 2.01. General Restrictions. (a) No Holder may Transfer any Shares to any Person or group to the extent that, after giving effect to such Transfer, such Holder knows, or has reason to believe, after asking such Person or group, that such Person or group would beneficially own more than 5% of the outstanding Common Shares calculated on a Fully-Diluted Basis, except (i) pursuant to a Public Offering in which the underwriters have been instructed to pursue a broad distribution or pursuant to Rule 144 (or any successor provision) under the Securities Act (as such rule may be amended from time to time, "Rule 144"), (ii) to the Issuer or to a Permitted Transferee of such Holder or (iii) with the prior written consent of the Issuer.

          (b) Each Transfer of Shares must be made in compliance with the Securities Act, any applicable state and foreign securities law and this Article
2. Each Holder understands and agrees that the Shares have not been registered under the Securities Act and that they are restricted securities. Any attempt to Transfer, pledge, grant a security interest in, or otherwise encumber any Shares not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's transfer records to such Transfer, pledge, grant or encumbrance.

         SECTION 2.02. Agreement to Be Bound. No Transfer of Shares otherwise permitted pursuant to Article 2 (other than Transfers pursuant to a Public Offering or Rule 144 or Transfers to the Issuer) shall be effective unless (i) the certificates representing such Shares delivered to such transferee shall bear the legend set forth in Section 2.03, if required by such Section, and (ii) prior to such Transfer, (A) such transferee (if not already a party to this Agreement) shall have executed and delivered to the Issuer an instrument or instruments substantially in the form of Exhibit A hereto confirming that such transferee has agreed to be bound as a "Holder" by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Issuer and shall include the address of such transferee to which notices hereunder shall be sent and (B) if so requested by the Issuer, the transferor shall have delivered to the Issuer an opinion of counsel (which shall be reasonably acceptable to the Issuer) to the effect that such Shares may be sold or transferred pursuant to an exemption from registration under the Securities Act; provided that the provisions of clause (ii) above shall not be applied to any Transfer by a Holder of any of its Shares to the partners of such Holder pursuant to a distribution in respect of the partnership interests of such Holder.

         SECTION 2.03. Legends. (a) Each certificate evidencing outstanding Shares acquired by any Holder shall bear a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF [o], 2000, A COPY OF WHICH WILL BE FURNISHED BY THE ISSUER UPON REQUEST AND WITHOUT CHARGE.

          (b) If any Shares (i) shall (in the case of Common Shares) cease to be Registrable Common Shares, (ii) may be sold pursuant to Rule 144(k) or otherwise in the public market without being registered under the Securities Act or (iii) are sold pursuant to Rule 144 (other than Rule 144(k)), upon the written request of the holder thereof, the Issuer shall issue, in the case of clauses (i) and
(ii), to such holder and, in the case of clause (iii), to the purchaser thereof, a new certificate evidencing such Shares without the first sentence of the legend required by Section 2.03(a) endorsed thereon. If any Shares shall cease to be subject to the restrictions on Transfer set forth in this Agreement, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second sentence of the legend (or the reference therein to the applicable agreement) required by
Section 2.03(a) endorsed thereon.

                                    ARTICLE 3
                               REGISTRATION RIGHTS

         SECTION 3.01. Definitions. The following terms, as used in this
Article 3, have the following meanings:

         "Piggyback Holders" means Persons (other than the Holders) who hold Series G Shares, Series H Shares or Warrants, or Common Shares received upon conversion of Series G Shares or Series H Shares or upon exercise of the Warrants, and who are entitled to incidental registration rights pursuant to an agreement (other than this Agreement) with the Issuer.

         "Registering Holders" means Holders and Piggyback Holders whose Registrable Common Shares are covered by or offered pursuant to a registration statement filed pursuant to this Article 3.

         "Registrable Common Shares" means all Common Shares of the Issuer owned by the Holders and the Piggyback Holders or into which the Series G Shares, Series H Shares or Warrants owned by the Holders and the Piggyback Holders may be converted or exercised. Registrable Common Shares shall cease to be Registrable Common Shares when (i) a registration statement with respect to the sale of such Common Shares shall have become effective under the Securities Act and such Common Shares shall have been disposed of pursuant to such registration statement, or (ii) such Common Shares shall have ceased to be outstanding.

         "Registration Expenses" means all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, and counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Common Shares), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of one separate firm of attorneys for the Registering Holders (which counsel shall be selected by the Registering Holders selling securities constituting a majority of all securities to be included in such registration in the case of any registration pursuant to
Section 3.02) and (ix) fees and expenses of listing the Registrable Common

Shares on a securities exchange; but shall not include any underwriting fees or discounts or commissions attributable to the sale of Registrable Common Shares.

         "Requesting Holder" means any WCAS Entity or any of its Permitted Transferees.

         SECTION 3.02. Demand Registration Rights. (a) Registration on Request. Subject to Section 3.08, if one or more Requesting Holders desire to effect the registration under the Securities Act of outstanding Registrable Common Shares pursuant to a Public Offering, such Requesting Holders may make a written request that the Issuer effect such registration; provided that, no Requesting Holder shall make any such written request (1) during the pendency of, and for a period of 90 days after the effective date of, any Public Offering of securities for the account of the Issuer, (2) for a period of six months after the effective date of any Public Offering of Common Shares for the account of any Person other than the Issuer pursuant to the exercise of a demand registration right covering Common Shares acquired upon conversion or exercise of Series G Shares, Series H Shares or Warrants and (3) prior to February 1, 2001. Each such request will specify the number of shares of Registrable Common Shares proposed to be sold and will also specify the intended method of disposition thereof. The Issuer will promptly give written notice of such requested registration to all other Holders of Registrable Common Shares and all Piggyback Holders of Registrable Common Shares, and thereupon will use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of:

                    (i) the Registrable Common Shares which the Issuer has been so requested to register by such Requesting Holders pursuant to this
          Section 3.02; and

                    (ii) the Registrable Common Shares which the Issuer has been requested to register by all Holders (other than such Requesting Holders) and all Piggyback Holders by written request given to the Issuer within 15 days after the giving of such written notice by the Issuer;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Common Shares so to be registered; provided that:

                    (x) the Issuer shall not be obligated to effect a registration pursuant to this Section 3.02 unless the aggregate number of Registrable Common Shares to be sold is greater than or equal to 2,500,000;

                    (y) subject to Section 3.02(f), the Issuer shall not be obligated to effect more than two registrations pursuant to this
          Section 3.02; and

                    (z) at the time of any request to register Registrable Common Shares pursuant to this Section 3.02, if the Board of Directors determines in its good faith reasonable judgment that the Issuer should not file any registration statement otherwise required to be filed pursuant to Section 3.02(a) because the Issuer is engaged in any financing, acquisition or other material transaction which would require the Issuer to disclose material non-public information (a "Disadvantageous Condition"), the Issuer shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 90 days from the date of the request), the filing of such registration statement and shall promptly give the Requesting Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Such right to delay a request for registration pursuant to this
          Section 3.02 may not be exercised more than twice in any 12-month period. If the Issuer shall so postpone the filing of the registration statement, the Requesting Holders proposing to sell securities constituting a majority of all securities requested to be included by all Requesting Holders (the "Majority Requesting Holders") shall have the right to withdraw (without prejudice to their rights under clause
          (y) above) the request for registration by giving written notice to the Issuer within 30 days after receipt of the notice of postponement.

         Promptly after the expiration of the 15-day period referred to in clause (ii) above, the Issuer shall notify each holder of Registrable Common Shares to be included in the registration of the other holders requesting Registrable Common Shares to be included therein and the number of Registrable Common Shares requested to be included therein. The Majority Requesting Holders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any other holder holding Registrable Common Shares requested to be registered pursuant to clause (ii) above, by providing a written notice to the Issuer revoking such request; provided that, if as a result thereof such registration is abandoned, all Registration Expenses shall be borne by the Requesting Holders revoking such registration pro rata in accordance with the number of securities requested by them to be included in such registration, in which case such revocation shall be without prejudice to the rights of the Holders under clause
(y) above.

          (b) Priority Participation in Requested Registrations. If the managing underwriter shall advise the Issuer that, in its view, the number of securities requested to be included in such registration (including securities which the Issuer may request to be included which are not Registrable Common Shares) exceeds the largest number of securities which can be sold without having a material adverse effect on such offering (the "Maximum Offering Size"), including the price at which such securities can be sold, the Issuer will include in such registration:

                    (i) first, the Registrable Common Shares requested to be included in such registration pursuant to Section 3.02(a)(i) or (ii) by all Holders and their Permitted Transferees and all Piggyback Holders, allocated (if necessary) among such holders pro rata based on the number of Registrable Common Shares requested to be included in such registration; and

                    (ii) second, Common Shares to be sold for the account of other Persons (including the Issuer), with such priorities among them as the Issuer shall determine.

          (c) Registration Statement Form. Registrations under this Section 3.02 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Issuer, subject to Section 3.02(a), and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of such Registrable Common Shares in accordance with the method or methods of disposition intended on the part of the Requesting Holders who initiated the request. Notwithstanding anything herein to the contrary, if, pursuant to a registration request under this Section 3.02, the Issuer proposes to effect registration by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and any managing underwriter shall advise the Issuer in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

          (d) Expenses. The Issuer will pay promptly all Registration Expenses in connection with the registration requests made pursuant to this Section 3.02.

          (e) Underwriters. The managing underwriter or underwriters of any Public Offering effected pursuant to this Section 3.02 shall be selected by the Registering Holders proposing to sell securities constituting a majority of all securities requested to be included by all Registering Holders, which selection shall be reasonably satisfactory to the Issuer, it being understood that the selection of Credit Suisse First Boston Corporation shall be deemed to be satisfactory to the Issuer. The price, terms and provisions of such offering shall be subject to the approval of the Requesting Holders. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Common Shares. The Holders shall not be required by the Issuer to make any representation or warranty in the underwriting agreement in connection with such offering other than as to their ownership and authority to Transfer, free of liens, claims and encumbrances (other than those that arise under the terms of this Agreement).

          (f) If at least 75% of the Registrable Common Shares requested to be registered by the Requesting Holders are not included in such registration, then the Requesting Holders shall have the right to require the Issuer to effect an additional registration under the Securities Act of all or part of the Requesting Holders' Registrable Common Shares in accordance with this Section
3.02 and the Issuer shall pay the Registration Expenses in connection with such additional registration.

         SECTION 3.03. Piggy-Back Registration Rights. (a) Right to Include Registrable Common Shares. Subject to Section 3.08, if the Issuer at any time proposes to register any of its equity securities under the Securities Act (other than (i) by a registration on Form S-4, Form S-8 or any successor or similar form, (ii) pursuant to a registration requested pursuant to Section 3.02, (iii) in connection with a direct acquisition by the Issuer of another Person or (iv) pursuant to an employee share purchase plan, dividend reinvestment plan or similar plan of the Issuer), in each case whether or not for sale for its own account, it will at each such time give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to all Holders of Registrable Common Shares of its intention to do so and of such Holders' rights under this Section
3.03. Any such notice shall offer all such Holders, subject to Section 3.08, the opportunity to include in such registration such number of Registrable Common Shares as each such Holder may request. Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Common Shares intended to be disposed of by such Holder), the Issuer will use its best efforts to effect the registration with the Commission under the Securities Act and any related qualification or other compliance of all Registrable Common Shares which the Issuer has been so requested to register, to the extent required to permit the disposition of the Registrable Common Shares to be so registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice of such determination to each Holder and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so, to request that such registration be effected as a registration under
Section 3.02, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Shares for the same period as the delay in registering such other securities. Each Holder holding Registrable Common Shares requesting to be included in such registration may elect, in writing not less than 5 Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 3.03 shall relieve the Issuer of its obligation to effect any registration upon request under Section 3.02. The Issuer will pay promptly all Registration Expenses in connection with each registration of Registrable Common Shares requested pursuant to this Section 3.03.

          (b) Priority in Incidental Registrations. If a registration pursuant to this Section 3.03 involves a Public Offering and the managing underwriter shall advise the Issuer that, in its view, the number or proposed mix of securities (including all Registrable Common Shares) which the Issuer, the Holders and any other Persons intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

                    (i) first, (A) if such registration has been initiated by the Issuer for its own account, the equity securities the Issuer proposes to sell or (B) if such registration has not been initiated by the Issuer or a Piggyback Holder, the equity securities proposed to be sold by the security holder(s) initiating such registration;

                    (ii) second, the Registrable Common Shares requested to be included in such registration by all Holders and their Permitted Transferees and all Piggyback Holders, allocated (if necessary) among such holders pro rata based on the number of Registrable Common Shares requested by them to be included in such registration, subject to any incidental registration rights granted a higher priority under contracts existing on February 1, 2000; and

                    (iii) third, equity securities to be sold for the account of other Persons having incidental registration rights and, if such registration has not been initiated by the Issuer, the Issuer, with such priorities among them as the Issuer shall determine.

         SECTION 3.04. Registration Procedures. If the Issuer is required to use its best efforts to effect the registration of any Registrable Common Shares under the Securities Act as provided in Section 3.02 or 3.03, the Issuer will, as promptly as possible:

          (a) prepare and file with the Commission a registration statement on an appropriate form (subject to 3.02(c)), and thereafter use its best efforts to cause such registration statement to become effective and to remain effective pursuant to the terms of the underwriting agreement and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified pursuant to the terms of the underwriting agreement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Registering Holders thereof set forth in such registration statement; provided that the Issuer will, at least 5 Business Days (or at least 3 Business Days in the case of incidental registrations) prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Registering Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-Business Day period (or 3-Business Day period, as the case may be) and the Issuer will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

          (b) furnish to each Registering Holder and to any underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, documents incorporated by reference in such registration statement, amendment, supplement or prospectus and such other documents (in each case including all exhibits) as a Registering Holder or underwriter may reasonably request;

          (c) after the filing of the registration statement, promptly notify each Registering Holder of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Registering Holder of such lifting or withdrawal of such order;

          (d) use its reasonable best efforts to register or qualify all Registrable Common Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Registering Holders holding a majority of the Registrable Common Shares to be included in such registration or the underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Registering Holders to consummate the disposition in such jurisdictions of the securities owned by such Registering Holders, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.04(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause all Registrable Common Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Registering Holders to consummate the disposition of such Registrable Common Shares;

          (f) furnish to each Registering Holder and to each underwriter, if any, a signed counterpart of: (i) an opinion of counsel for the Issuer addressed to such Holder and underwriter on which opinion such Holder and underwriter are entitled to rely and (ii) a "comfort" letter signed by the independent public accountants who have certified the Issuer's financial statements included in such registration statement, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Holders holding a majority of the Registrable Common Shares included in such registration or the managing underwriter therefor reasonably request. The Issuer will use its best efforts to have such comfort letters addressed to each Registering Holder;

          (g) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, immediately notify each Registering Holder upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such Registering Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances under which they were made;

          (h) make available for inspection by any Registering Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause (i) the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors and (ii) the senior management of the Issuer and its Subsidiaries to participate in any "road show" presentations to investors for such period of time as is reasonably requested by the managing underwriters, in each case in connection with such registration statement. Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such information is made generally available to the public. Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (i) use its reasonable best efforts to list all Registrable Common Shares covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Common Shares is then listed or traded; and

          (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         The Issuer may require each Registering Holder to promptly furnish to the Issuer, as a condition precedent to including such Registering Holder's Registrable Common Shares in any registration, such written information regarding such Registering Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing.

         Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.04(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Common Shares pursuant to the registration statement relating to such Registrable Common Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(g) and, if so directed by the Issuer, will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus and any amendments or supplements thereto relating to such Registrable Common Shares current at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which the effectiveness of such registration statement shall be maintained by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.04(g) to the date when the Issuer shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 3.04(g).

         SECTION 3.05. Participation in Underwritten Registrations. No Person may participate in any Public Offering pursuant to Section 3.02 or 3.03 unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         SECTION 3.06. Holdback Agreements. If any registration or offering of Registrable Common Shares shall be in connection with a Public Offering, the Issuer and each Holder agrees not to effect any public sale or distribution of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (in each case other than as part of such Public Offering), if and to the extent requested by the managing underwriter during the 90-day period beginning on the effective date of such registration statement without the written consent of such managing underwriter; provided that each such Holder has received written notice of such registration at least 5 Business Days prior to the anticipated beginning of the 90-day period referred to above.

         SECTION 3.07. Indemnification. (a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Registering Holder, its officers, directors and agents and each Person, if any, who controls such Registering Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Shares (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer will reimburse such Registering Holders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or expense, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such Registering Holder or on such Registering Holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that the Issuer has provided such prospectus (or amended or supplemented prospectus) and it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Holders provided in this
Section 3.07(a).

          (b) Indemnification by the Registering Holders. Each Registering Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Registering Holder, but only (i) with respect to information furnished in writing by such Registering Holder or on such Registering Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Common Shares, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 3.07(a) results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Registering Holder also agrees to indemnify and hold harmless the underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 3.07(b). Each Registering Holder's obligation to indemnify pursuant to this Section is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.07, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Party that had the largest number of Registrable Common Shares included in such registration. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          (d) Contribution.  If the indemnification provided for in this Section
3.07 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Registering Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Registering Holders on the one hand and the underwriters on the other, from the offering of the Registrable Common Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Registering Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Registering Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Registering Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Registering Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Registering Holders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Registering Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares underwritten by it and distributed to the public were offered to the public exceeds the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Holder's obligation to contribute pursuant to this Section 3.07 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

         SECTION 3.08. Shelf Registration. As promptly as practicable after receiving a written request from any Holder, the Issuer will use its best efforts to prepare, file and maintain with the Commission a shelf registration statement on an appropriate form relating to all (but not less than all) of the Series G Shares, the Series H Shares or the Registrable Common Shares of the Holders in accordance with Rule 415 under the Securities Act (the "Shelf Registration Statement"). The Holders shall be entitled to select their intended method of distribution of the Shares covered by such Shelf Registration Statement (including any such resale in a Public Offering), and if the method selected is a Public Offering, the Holders shall be deemed to have exercised, subject to Section 3.02(f), one of their demand rights under Section 3.02(a). Except as set forth in the preceding sentence, the maintenance of such Shelf Registration Statement shall not abridge any of the rights of the Holders set forth in this Article 3. Without limiting the generality of the preceding sentence, the provisions set forth in Sections 3.02(d) and 3.02(e), the last sentence of Section 3.03(a), Section 3.04 (including Section 3.04(h)) and
Section 3.07 shall, to the extent relevant, apply to any such Shelf Registration Statement (and to the extent such Shelf Registration Statement relates to the Series G Shares or the Series H Shares, such provisions shall apply as if such Series G Shares or the Series H Shares were Registrable Common Shares).

                                    ARTICLE 4
                         CORPORATE GOVERNANCE; COVENANTS

         SECTION 4.01. Board of Directors. (a) WCAS VIII shall be entitled to designate one director nominee to the Board of Directors for so long as it continues (together with its Permitted Transferees) to beneficially own Shares representing at least 40% of its Initial Series G Holdings or at least 40% of its Initial Series H Holdings. Such director nominee shall be reasonably acceptable to the Issuer (it being understood that without limiting the generality of the foregoing, Larry Sorrel and each general partner of WCAS VIII shall be deemed to be reasonably acceptable to the Issuer). The Issuer agrees to use its best efforts to take all actions necessary to have such director nominee elected to the Board of Directors. The Issuer shall be deemed to have used its best efforts to elect a nominee director to the Board of Directors if it nominates such designee, includes the designee in the Issuer's proxy statement, recommends a vote for such designee and casts proxies given to the Issuer in favor of such designee. At each meeting of the Board of Directors (or any committee thereof) attended by such director nominee, such director nominee may be accompanied by one individual (who shall not have any voting rights) selected by such director nominee.

          (b) For so long as WCAS VIII has the right to designate a director nominee pursuant to Section 4.01(a), it shall have the right to have such director appointed to the Compensation Committee of the Board of Directors.

          (c) If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise of a WCAS director nominee there shall exist or occur a vacancy on the Board of Directors, WCAS VIII may designate another individual nominee to be appointed by the Board of Directors to fill such capacity and serve as such director.

          (d) The Issuer hereby agrees to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary to give effect to the rights of WCAS VIII hereunder.

          (e) The director nominated pursuant to Section 4.01(a) shall be entitled to receive the same compensation and benefits (including equity-based compensation) that are provided to the other non-executive members of the Board of Directors.

          (f) For so long as WCAS VIII retains its right to nominate a director pursuant to Section 4.01(a), the Issuer shall maintain policies of directors and officers liability insurance, with financially sound and reputable insurers, having terms that are customary for companies similarly situated and providing coverage in amounts at least equal to the amounts in effect on the date hereof.

          (g) Until such time as it shall cease to own at least 20% of its Initial Series G Holdings and 20% of its Initial Series H Holdings (but only to the extent that it no longer has the right to designate a director nominee pursuant to Section 4.01(a)), WCAS VIII shall be entitled to designate one individual as a non-voting observer to the Board of Directors. Such observer shall have the right to (i) receive notice of each meeting of the Board of Directors in the same manner as such notice is provided to the Issuer's directors, (ii) attend and participate in discussions at each such meeting and
(iii) receive copies of all materials distributed to the directors in connection with such meetings at the same time as such materials are distributed to the directors. In the event that an observer, for whatever reason, fails to attend a meeting of the Board of Directors, the Chairman of the Board of Directors or his designee shall, upon the observer's request, brief the observer on the matters discussed at such meeting, other than any such matters with respect to which such observer would have been excluded from such meeting pursuant to Section 4.01(h).

          (h) In respect of any director nominated pursuant to Section 4.01(a), any individual who accompanies such director pursuant to Section 4.01(a) and observer designated pursuant to Section 4.01(g), materials relating to any matter may be withheld from such director, individual or observer, and such director, individual or observer may be excluded from a meeting of the Board of Directors during consideration of any matter, if, (i) in the good faith determination of a majority of the members of the Board of Directors excluding any conflicted director, such director, individual or observer has a conflict of interest in such matter and (ii) such director, individual or observer is informed of the general nature of such matter. Any such individual or observer will be required to sign appropriate confidentiality and similar agreements as the Issuer shall reasonably request. Each such individual or observer shall be entitled to reimbursement from the Issuer for all reasonable and customary expenses associated with attending meetings of the Board of Directors, but shall not be entitled to any other form of compensation or benefits.

         SECTION 4.02. Financial Information. WCAS VIII shall be entitled to (i) receive all information made available to shareholders of the Issuer or members of the Board of Directors, in each case, at the same time as such materials are distributed to the shareholders or directors, as the case may be, (ii) meet on a quarterly basis with members of senior management, (iii) receive copies of management "flash" reports (to be mutually agreed upon), (iv) receive other information reasonably requested by WCAS VIII in order to monitor its equity interests in the Issuer, in each such case, for so long as the WCAS Entities and their Permitted Transferees beneficially own Shares representing at least 20% of their Initial Series G Holdings or 20% of their Initial Series H Holdings and
(v) disclose on a confidential basis all such information referred to in clauses

(i) through (iv) above to the other WCAS Entities and their Permitted Transferees; provided that no information furnished to WCAS VIII pursuant to clause (iv) above shall be disclosed to any portfolio company of any WCAS Entity that competes with the Issuer's operations.


                                    ARTICLE 5
                                   STANDSTILL

         SECTION 5.01. Definitions. The following terms, as used in this
Article 5, have the following meanings:

         "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Issuer or any Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, the Issuer or any Subsidiary, including engaging in any tender offer or exchange offer for Voting Securities.

         "Daily Price" means, as of any date, (i) if the Common Shares then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE Composite Transactions Tape; (ii) if the Common Shares then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the Common Shares then are not listed and traded on any such securities exchange, the last reported sale price on such date on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the Common Shares then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by NASDAQ.

         "Market Price Per Common Share" means, as of any date, the average (weighted by daily trading volume) of the Daily Prices per Common Share for the 20 consecutive trading days immediately prior to such date.

         "Voting Securities" means all securities of the Issuer entitled, in the ordinary course, to vote in the election of directors of the Issuer.

         SECTION 5.02. Acquisition of Voting Securities. (a) Each Holder agrees that, until the earlier of (i) February 1, 2010 or (ii) the date on which such Holder owns less than 20% of its Initial Series G Holdings and 20% of its Initial Series H Holdings, such Holder will not, directly or indirectly, purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, beneficial ownership of any Voting Securities without the Issuer's prior written consent, except (x) for Voting Securities owned by such Holder on the date hereof, (y) upon conversion or exchange of securities outstanding on the date hereof or (z) for Voting Securities acquired as a dividend or in connection with any transaction described in Section 6.10.

          (b) Notwithstanding anything to the contrary herein, the parties hereto agree that the provisions of this Section 5.02 shall apply only to the WCAS Entities and not to any of their Partners, other Affiliates or portfolio companies that are not otherwise a holder of Shares and a Holder under this Agreement.

         SECTION 5.03. Certain Actions. (a) Each Holder agrees that, until the earliest of (x) February 1, 2010, (y) the date on which such Holder owns less than 20% of its Initial Series G Holdings and 20% of its Initial Series H Holdings and (z) from and after February 1, 2003, such time as the Market Price Per Common Share has been less than $10.00 for any continuous 90-day period, without the Issuer's prior written consent, such Holder will not, directly or indirectly:

                    (i) make, or take any action to solicit, initiate or encourage, either alone or in conjunction with another Person, an Acquisition Proposal;

                    (ii) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Securities in connection with any vote on any matter, or agree or announce its intention to vote with any Person undertaking a "solicitation" in opposition to any matter which has been approved by the Board of Directors;

                    (iii) initiate, support or in any way participate in a "group" with respect to any Voting Securities (other than a group comprised solely of such Holder and its Affiliates);

                    (iv) grant any proxies with respect to any Voting Securities to any Person (other than as recommended by the Board of Directors) or deposit any Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof (other than a proxy granted to, or a voting trust or arrangement with, one or more of its Affiliates); or

                    (v) except as otherwise provided in Article 4, take any action to seek to control or influence the management, policies or affairs, of the Issuer;

                    (vi) initiate, support or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Issuer as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other Person to initiate any such stockholder proposal; or

                    (vii) propose any amendment to or waiver of this Article 5 that is or may be required to be publicly disclosed or publicly announce such Holder's intentions, views or opinions in favor of any of the foregoing.

          (b) Notwithstanding anything to the contrary herein, the parties hereto agree that the provisions of this Section 5.03 shall apply only to the WCAS Entities and not to any of their financial partners, portfolio companies or other Affiliates that are not otherwise a holder of Shares and a Holder under this Agreement.


                                    ARTICLE 6
                                  MISCELLANEOUS

         SECTION 6.01. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

         SECTION 6.02. No Inconsistent Agreements. The Issuer will not hereafter enter into or amend any agreement with respect to its securities which prevents the Issuer from discharging its obligations under this Agreement or grant rights superior to the rights granted to the Holders in this Agreement.

         SECTION 6.03. Entire Agreement. The Transaction Agreements constitute the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. The Transaction Agreements supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof.

         SECTION 6.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         SECTION 6.05. Applicable Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 6.04 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

         SECTION 6.06. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         SECTION 6.07. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Holder, except (i) as specifically provided pursuant to the terms hereof and (ii) in connection with a Transfer of securities of the Issuer described in Section 2.02 and otherwise permitted pursuant to the terms hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 6.08. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 6.10. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         SECTION 6.11. Remedies. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

         SECTION 6.12. Fees and Expenses. Unless otherwise provided herein or in the other Transaction Agreements, all costs and expenses incurred in connection with the transactions contemplated by the Transaction Agreements shall be paid by the party incurring such costs and expenses.

         SECTION 6.13. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Issuer and each of the Holders will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to give effect to the terms and conditions of the Transaction Agreements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    WINSTAR COMMUNICATIONS, INC.


                                    By:
                                           _________________________________
                                           Name:
                                           Title:

                                    Address for notices:
                                    -------------------

                                           685 Third Avenue
                                           New York, NY 10017
                                           Facsimile: (212) 792-9348
                                           Attention: Timothy R. Graham

                                    WELSH, CARSON, ANDERSON &
                                    STOWE VIII, L.P.

                                    By:    WCAS VIII Associates, LLC,
                                           as General Partner


                                    By:
                                           ___________________________________
                                           Name:
                                           Title:   Member

                                    Address for notices:
                                    -------------------

                                           320 Park Avenue, Suite 2500
                                           New York, NY 10010
                                           Facsimile: (212) 893-9575
                                           Attention: Larry Sorrel or Sanjay
                                                      Swani



                                    WCAS INFORMATION PARTNERS, L.P.

                                    By:   WCAS Info Partners, as General Partner

                                    By:
                                           ____________________________________
                                           Name:  Jonathan Rather
                                           Title: Attorney-in-Fact

                                    Address for notices:
                                    -------------------

                                           c/o Welsh, Carson, Anderson & Stowe
                                           VIII, L.P.
                                           320 Park Avenue, Suite 2500
                                           New York, NY 10010
                                           Facsimile: (212) 893-9575
                                           Attention: Jonathan M. Rather

                                    WCAS Individual Investors:

                                    By:
                                           ____________________________________
                                           Jonathan Rather, as Attorney-in-Fact
                                           for the individual investors listed
                                           below:

                                           Patrick J. Welsh
                                           Russell L. Carson
                                           Bruce K. Anderson
                                           Andrew M. Paul
                                           Thomas E. McInerney
                                           Robert A. Minicucci
                                           Anthony J. de Nicola
                                           Paul B. Queally
                                           Lawrence B. Sorrel
                                           Rudolph E. Rupert
                                           D. Scott Mackesy
                                           Sanjay Swani
                                           Sean Traynor
                                           John Almeida
                                           Eric J. Lee
                                           Jonathan M. Rather
                                           Laura VanBuren

                                    By:
                                           ____________________________________
                                           Carol Welsh, as Trustee
                                           for the investors listed below:

                                           Trust dated 11/26/84 for the benefit
                                           of Eric Welsh Trust dated 11/26/84
                                           for the benefit of Randall Welsh
                                           Trust dated 11/26/84 for the benefit
                                           of Jennifer Welsh

                                    By:
                                           ____________________________________
                                           Patrick J. Welsh, as Trustee
                                           for the investors listed below:

                                           Kristin M. Anderson Trust
                                           Mark S. Anderson Trust
                                           Daniel B. Anderson Trust

                                           Address for notices:
                                           -------------------
                                           c/o Welsh, Carson, Anderson & Stowe
                                           VIII, L.P.
                                           320 Park Avenue, Suite 2500
                                           New York, NY 10010
                                           Facsimile: (212) 893-9575
                                           Attention:  Jonathan M. Rather

                                                                    EXHIBIT A

                          FORM OF AGREEMENT TO BE BOUND

                                              [Date]


To the Parties to the Amended and Restated Shareholders
Agreement dated as of [o], 2000

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Shareholders Agreement dated as of [o], 2000 (the "Shareholders Agreement") among Winstar Communications, Inc., a Delaware corporation, Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, and the other Persons listed on the signature pages thereof and each other Person who has or shall become a party to the Shareholders Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Shareholders Agreement to the same extent and in the same manner as the assignor.

         In consideration of the covenants and agreements contained in the Shareholders Agreement, the undersigned hereby confirms and agrees that it shall be bound as a "Holder" by all of the provisions of the Shareholders Agreement.

         This letter shall be construed and enforced in accordance with the internal laws of the State of Delaware.

                                                  Very truly yours,



                                                 __________________________

                                                 Address for notices:
                                                 -------------------

                                       A-1